AMENDED GUARANTY

For value received, Beard Technologies, Inc., an Oklahoma corporation whose address is Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma 73112, guarantees payment of principal and interest of that certain Fourth Amended and Restated Promissory Note executed on July 26, 2006, but effective for all purposes as of October 7, 2005. This Guaranty supersedes and replaces our previous Guarantees dated September 29, 2005, February 7, 2006, March 22, 2006 and May 1, 2006.

Dated: July 26, 2006	BEARD TECHNOLOGIES, INC.

By	/s/Herb Mee, Jr.
Herb Mee, Jr., Vice President